                                                                   Exhibit 10.2

                               GUARANTEE AGREEMENT


                                     made by


                    LORAL SPACE & COMMUNICATIONS CORPORATION


                           and certain Subsidiaries of


                           LORAL SPACECOM CORPORATION


                                   in favor of


                             BANK OF AMERICA, N.A.,


                             as Administrative Agent


                          Dated as of December 21, 2001
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                                TABLE OF CONTENTS

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
SECTION 1.  DEFINED TERMS...................................................        1
      1.1   Definitions.....................................................        1
      1.2   Other Definitional Provisions...................................        3

SECTION 2.  GUARANTEES......................................................        3
      2.1   Guarantee of Borrower Obligations...............................        3
      2.2   Intentionally Omitted...........................................        4
      2.3   Right of Contribution...........................................        4
      2.4   No Subrogation..................................................        4
      2.5   Amendments, etc. with respect to the Borrower Obligations.......        5
      2.6   Guarantee Absolute and Unconditional............................        5
      2.7   Reinstatement...................................................        6
      2.8   Payments........................................................        6

SECTION 3.  Intentionally Omitted...........................................        6

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................        6
      4.1   Representations in Credit Agreement; Parent Representations.....        6
      4.2   Intentionally Omitted...........................................        8
      4.3   Intentionally Omitted...........................................        8
      4.4   Chief Executive Office..........................................        8
      4.5   Intentionally Omitted...........................................        8

SECTION 5.  COVENANTS.......................................................        8
      5.1   Covenants in Credit Agreement...................................        8
      5.2   Intentionally Omitted...........................................        8
      5.3   Intentionally Omitted...........................................        8
      5.4   Intentionally Omitted...........................................        8
      5.5   Intentionally Omitted...........................................        8
      5.6   Intentionally Omitted...........................................        8
      5.7   Intentionally Omitted...........................................        8

SECTION 6.  Intentionally Omitted...........................................        8

SECTION 7.  Intentionally Omitted...........................................        8

SECTION 8.  MISCELLANEOUS...................................................        9
      8.1   Amendments in Writing...........................................        9
      8.2   Notices.........................................................        9
      8.3   No Waiver by Course of Conduct; Cumulative Remedies.............        9
      8.4   Enforcement Expenses; Indemnification...........................        9
      8.5   Successors and Assigns..........................................       10
      8.6   Set-Off.........................................................       10
      8.7   Counterparts....................................................       11


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
      8.8   Severability....................................................       11
      8.9   Section Headlines...............................................       11
      8.10  Integration.....................................................       11
      8.11  GOVERNING LAW...................................................       11
      8.12  Submission To Jurisdiction; Waivers.............................       11
      8.13  Acknowledgements................................................       12
      8.14  WAIVER OF JURY TRIAL............................................       12
      8.15  Additional Guarantors...........................................       12
      8.16  Intentionally Omitted...........................................       13


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                               GUARANTEE AGREEMENT

      GUARANTEE AGREEMENT, dated as of December 21, 2001, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Banks") from time to time parties to the Amended and Restated Credit Agreement, dated as of December 21, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among LORAL SPACECOM CORPORATION (the "Borrower"), the Banks and the Administrative Agent.

                              W I T N E S S E T H:

      WHEREAS, pursuant to the Credit Agreement, the Banks have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

      WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

      WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

      WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

      WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Banks;

      NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Banks, as follows:

                           SECTION 1. DEFINED TERMS

      1.1   Definitions.

            (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            (b) The following terms shall have the following meanings:

            "Agreement": this Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and L/C Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and L/C Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Bank (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Bank), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement (unless the foregoing specifies that such obligations are not Borrower Obligations) entered into by the Borrower with any Bank (or any Affiliate of any Bank) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

            "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

            "Guarantors":  as defined in the Preamble.

            "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

             "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.


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      1.2   Other Definitional Provisions.

            (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              SECTION 2. GUARANTEES

      2.1   Guarantee of Borrower Obligations.

            (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Banks and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

            (b) The Parent shall have no liability for the payment of any Obligations, and in any action or suit to collect any Obligations the Administrative Agent and the Banks shall not seek any in personam judgment against the Parent or any judgment for a deficiency but shall look solely to the security interests granted under the Pledge Agreement and the collateral described therein for payment of the Obligations of the Parent. Nothing contained in this Section 2.1 shall be construed to impair the validity of the Obligations or of this Agreement or to impair in any way the right of the Administrative Agent and the Banks to exercise their rights and remedies under the Credit Agreement, the Notes, this Agreement or any other Loan Document in accordance with their respective terms.

            (c) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.3).

            (d) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this
      Section 2.1 or affecting the rights and remedies of the Administrative Agent or any Bank hereunder.

            (e) The guarantee contained in this Section 2.1 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2.1 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

            (f) No payment made by any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Bank from any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

      2.2   Intentionally Omitted.

      2.3   Right of Contribution.

      Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any Payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.4. The provisions of this Section 2.3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Banks, and each Guarantor shall remain liable to the Administrative Agent and the Banks for the full amount guaranteed by such Guarantor hereunder.

      2.4   No Subrogation.

      Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Bank, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Bank against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Bank for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Banks by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Banks, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the

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exact form received by such Guarantor (duly indorsed by such Guarantor to the
Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

      2.5   Amendments, etc. with respect to the Borrower Obligations.

      Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Bank may be rescinded by the Administrative Agent or such Bank and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Bank, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or, pursuant to the respective terms of the Credit Agreement and the other Loan Documents, the Required Banks or all Banks, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Bank for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

      2.6   Guarantee Absolute and Unconditional.

      Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Bank upon its guarantee contained in this Section 2 or acceptance of its guarantee contained in this Section 2; the Borrower Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantees contained in this Section 2; and all dealings by and among the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Banks, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that its guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under its guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Bank may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Bank to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Bank against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

      2.7   Reinstatement.

      The guarantees contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

      2.8   Payments.

      Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at the address provided in the Credit Agreement.

                      SECTION 3. Intentionally Omitted.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES

      To induce the Administrative Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each Bank that:

      4.1   Representations in Credit Agreement; Parent Representations.

            (a) In the case of each Guarantor, the representations and warranties set forth in Section 6 of the Credit Agreement as they relate to such Guarantor or to the Loan

      Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Bank shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1(a), be deemed to be a reference to such Guarantor's knowledge.

            (b) In the case of the Parent:

                  (i) the Parent (w) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (x) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (y) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify would not reasonably be expected to have a Material Adverse Effect and (z) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (ii) The Parent has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Parent is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Parent. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (iii) The execution, delivery and performance of the Loan
            Documents to which the Parent is a party will not violate any Requirement of Law or Contractual Obligation of the Parent or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement).


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
                  (iv) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent, threatened by or against the Parent or any of its Subsidiaries or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Effect.

      4.2   Intentionally Omitted.

      4.3   Intentionally Omitted.

      4.4   Chief Executive Office.

      On the date hereof, such Guarantor's jurisdiction of organization and the location of such Guarantor's chief executive office or sole place of business are specified on Schedule 2.

      4.5   Intentionally Omitted.

                              SECTION 5. COVENANTS

      Each Guarantor covenants and agrees with the Administrative Agent and the Banks that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

      5.1   Covenants in Credit Agreement.

      In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

      5.2   Intentionally Omitted.

      5.3   Intentionally Omitted.

      5.4   Intentionally Omitted.

      5.5   Intentionally Omitted.

      5.6   Intentionally Omitted.

      5.7   Intentionally Omitted.

                        SECTION 6. Intentionally Omitted

                        SECTION 7. Intentionally Omitted.

                            SECTION 8. MISCELLANEOUS

      8.1   Amendments in Writing.

      None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with subsection 12.1 of the Credit Agreement.

      8.2   Notices.

      All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in subsection 12.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

      8.3   No Waiver by Course of Conduct; Cumulative Remedies.

      Neither the Administrative Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or, such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      8.4   Enforcement Expenses; Indemnification.

            (a) Each Guarantor agrees to pay or reimburse each Bank and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including those of outside counsel and, without duplication, allocated costs of in-house counsel to the extent such counsel performs services that would otherwise be performed by outside counsel) to each Bank and of counsel to the Administrative Agent.

            (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.

            (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Banks harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 12.5 of the Credit Agreement.

            (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

      8.5   Successors and Assigns.

      This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Banks and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

      8.6   Set-Off.

      Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Bank at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Bank to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Bank may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Bank hereunder and claims of every nature and description of the Administrative Agent or such Bank against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Bank may elect, whether or not the Administrative Agent or any Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Bank shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Bank of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Bank under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Bank may have.

      8.7   Counterparts.

      This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      8.8   Severability.

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      8.9   Section Headlines.

      The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      8.10  Integration.

      This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

      8.11  GOVERNING LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      8.12  Submission To Jurisdiction; Waivers.

      Each Guarantor hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

      8.13  Acknowledgements.

      Each Guarantor hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

            (b) neither the Administrative Agent nor any Bank has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Banks, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks or among the Guarantors and the Banks.

      8.14  WAIVER OF JURY TRIAL.

      EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      8.15  Additional Guarantors.

      Each Subsidiary of the Borrower that is required to become a party to this Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

      8.16  Intentionally Omitted.

      IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

                                    LORAL SPACE & COMMUNICATIONS CORPORATION, a Delaware corporation


                                    By:   /s/  Richard Mastoloni
                                        ----------------------------------------
                                    Name:  Richard Mastoloni
                                    Title: Vice President


                                    SPACE SYSTEMS/LORAL, INC., a Delaware
                                    corporation


                                    By:   /s/  Richard Mastoloni
                                        ----------------------------------------
                                    Name:  Richard Mastoloni
                                    Title: Vice President


                                    LORAL COMMUNICATIONS SERVICES, INC., a
                                    Delaware corporation


                                    By:   /s/  Richard Mastoloni
                                        ----------------------------------------
                                    Name:  Richard Mastoloni
                                    Title: Vice President


                                    LORAL GROUND SERVICES, L.L.C., a Delaware limited liability company


                                    By:   /s/  Richard Mastoloni
                                        ----------------------------------------
                                    Name:  Richard Mastoloni
                                    Title: Vice President


                                                    LORAL SPACECOM CORPORATION
                                                           GUARANTEE AGREEMENT

ACCEPTED:

BANK OF AMERICA, N.A.

By:   /s/  Steve A. Aronowitz
-------------------------------
Name:  Steve A. Aronowitz
Title:  Managing Director





                                                      LORAL SPACECOM CORPORATION
                                                             GUARANTEE AGREEMENT